UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2021

Clover Health Investments, Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39252	98-1515192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

725 Cool Springs Boulevard, Suite 320, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(201) 432-2133

(Registrant’s telephone number, including area code)

Social Capital Hedosophia Holdings Corp. III

317 University Ave, Suite 200

Palo Alto, California 94301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	CLOVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Domestication and Mergers

As previously disclosed, on October 5, 2020, Social Capital Hedosophia Holdings Corp. III, a Cayman Islands exempted company limited by shares (“SCH”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Health Investments, Corp., a Delaware corporation (“Clover”), and Asclepius Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub”).

On January 7, 2021, as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 157 of the final prospectus and definitive proxy statement, dated December 11, 2020 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), SCH filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SCH was domesticated and continues as a Delaware corporation, changing its name to “Clover Health Investments, Corp.” (the “Domestication”).

On January 7, 2021, as contemplated by the Merger Agreement and described in the section titled “BCA Proposal” beginning on page 107 of the Proxy Statement/Prospectus, Clover Health Investments, Corp. (“Clover Health”) consummated the merger transactions contemplated by the Merger Agreement, whereby (i) (x) Merger Sub merged with and into Clover, the separate corporate existence of Merger Sub ceased and Clover became the surviving corporation and a wholly owned subsidiary of Clover Health (the “First Merger”) and (y) Clover merged with and into Clover Health, the separate corporate existence of Clover ceased and Clover Health became the surviving corporation (together with the First Merger, the “Mergers”, and collectively with the “Domestication,” the “Transactions”) and (ii) as a result of the Mergers, among other things, (i) all outstanding shares of common stock of Clover immediately prior to the effective time of the First Merger were cancelled in exchange for the right to receive, at the election of the holders thereof (except with respect to the shares held by entities controlled by Vivek Garipalli and the holders of convertible securities previously issued by Clover to certain holders who will receive only shares of Class B Common Stock, par value $0.0001 per share, of Clover Health (“Class B Common Stock”), which will be entitled to 10 votes per share), an amount in cash, shares of Class B Common Stock, or a combination thereof, as adjusted in accordance with the Merger Agreement, which equaled in the aggregate $499,751,044.75 in cash and 260,965,701 shares of Class B Common Stock (at a deemed value of $10.00 per share); (ii) shares of Clover held by entities controlled by Vivek Garipalli and the holders of the convertible securities immediately prior to the effective time of the First Merger were cancelled in exchange for the right to receive shares of Clover Health Class B Common Stock based on an Exchange Ratio (as defined in the Merger Agreement) of 2.0681; and (iii) all shares of Clover Common Stock reserved in respect of Clover stock options and restricted stock units (“RSUs”) outstanding as of immediately prior to the effective time of the First Merger, were converted, based on the Exchange Ratio, into awards based on shares of Clover Health Class B Common Stock. The consideration that a Clover stockholder received was subject to pro rata adjustment depending on the election made by such stockholder, if any, in accordance with the terms of the Merger Agreement. The pro rata adjustments were made based on an Actual Cash/Stock Ratio (as defined in the Merger Agreement) of 32.3%.

In connection with the consummation of the Transactions (the “Closing”), (i) each issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SCH (“SCH Class A ordinary shares”) converted automatically, on a one-for-one basis, into a share of Class A Common Stock, par value $0.0001 per share, of Clover Health (the “Class A Common Stock”, and together with the Class B Common Stock, the “Common Stock”), which will be entitled to one vote per share, (ii) each of the issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SCH, converted automatically, on a one-for-one basis, into a share of Class A Common Stock, (iii) each issued and outstanding warrant of SCH converted automatically into a warrant to acquire one share of Class A Common Stock (“Warrant”), pursuant to the Warrant Agreement, dated April 21, 2020, between SCH and Continental Stock Transfer & Trust Company, as warrant agent, and (iv) each issued and outstanding unit of SCH (“SCH unit”) that has not been previously separated into the underlying Class A Ordinary Share and underlying warrant of SCH upon the request of the holder thereof, was cancelled and the holder thereof is entitled to one share of Class A Common Stock and one-third of one Warrant.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement and amendment thereto, which are attached hereto as Exhibits 2.1 and 2.1(a), respectively, and are incorporated herein by reference.

Pipe Investment

Pursuant to the subscription agreements (the “Subscription Agreements”) entered into on October 5, 2020, by and among SCH and certain investors (collectively, the “PIPE Investors”), Clover Health issued and sold to the PIPE Investors (substantially concurrently with the consummation of the Mergers) an aggregate of 40,000,000 shares of Class A Common Stock for an aggregate purchase price equal to $400 million (the “PIPE Investment”), of which 15,500,000 shares were purchased by affiliates of SCH Sponsor III LLC (the “Sponsor”, and collectively, the “Sponsor Related PIPE Investors”).

The Transactions and PIPE Investment were approved by the Company’s shareholders at an extraordinary general meeting of the Company’s shareholders held on January 6, 2021 (the “Special Meeting”). Prior to and in connection with the Special Meeting, holders of 24,892 shares of SCH Class A ordinary shares (including those that underlie the SCH units) that were registered pursuant to the Registration Statements on Form S-1 (333-236776 and 333-237777) and the shares of Class A Common Stock issued as a matter of law upon the conversion thereof on the effective date of the Domestication (the “Public Shares”) exercised their right to redeem those shares for cash at a price of $10.0141613 per share, for an aggregate of $248,955.25. The per share redemption price of $10.0141613 for public shareholders electing redemption was paid out of the Company’s trust account, which after taking into account the redemptions, had a balance immediately prior to the Closing of $827,868,299.90, which cash balance was used to pay the $499,751,044.75 cash component of the merger consideration.

Immediately after giving effect to the Transactions and the PIPE Investment, there were 143,475,108 shares of Class A Common Stock, 260,965,701 Class B Common Stock and 38,533,271 Warrants outstanding. Upon the consummation of the Transactions, SCH’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange, and Clover Health’s Class A Common Stock and Warrants were listed to trade on The Nasdaq Global Select Market under the symbols “CLOV,” and “CLOVW,” respectively. Immediately after giving effect to the Transactions and the PIPE Investment, (1) SCH’s public stockholders owned approximately 20.5% of the outstanding Clover Health Common Stock and approximately 3.0% of the voting power of Clover Health Common Stock, (2) Clover Health stockholders (without taking into account any public shares held by Clover Health stockholders prior to the consummation of the Transactions) owned approximately 64.5% of the outstanding Clover Health Common Stock, and approximately 94.8% of the voting power of Clover Health Common Stock, (3) the Sponsor and related parties (including the Sponsor Related PIPE Investors) collectively owned approximately 9.0% of the outstanding Clover Health Common Stock and approximately 1.3% of the voting power of Clover Health Common Stock and (4) the Third Party PIPE Investors owned approximately 6.1% of the outstanding Clover Health Common Stock and approximately 0.9% of the voting power of Clover Health Common Stock.

Unless the context otherwise requires, references in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” refer to Clover Health and its subsidiaries.

Item 1.01	Entry Into A Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, on January 7, 2021, Clover Health, the Sponsor, SCH’s independent directors, certain stockholders of Clover and the other parties thereto entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Clover Health agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Clover Health Common Stock and other equity securities of Clover Health that are held by the parties thereto from time to time.

Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of Clover Health Common Stock held by the Sponsor and certain stockholders of Clover immediately following the Closing (not including the shares of Clover Health Class A Common Stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements) (the “Lock-up Shares”), including a lock-up of such shares in each case ending on the earlier of (i) the date that is 180 days after the Closing Date and (ii) (a) for 33.33% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of Clover Health Class A Common Stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 31 days after the Closing Date and (b) for an additional 50% of the Lock-up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of Clover Health Class A Common Stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 31 days after the Closing Date. The lock-up set forth in the Registration Rights Agreement supersedes the lock-up provisions set forth in Section 7 of that certain letter agreement, dated as of April 21, 2020, by and among SCH, the Sponsor and each of the other parties thereto (the “Insider Letter”) which provisions in Section 7 of the Insider Letter shall be of no further force or effect as of the date of the Registration Rights Agreement.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by SCH, Sponsor and the other parties thereto in connection with SCH’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined therein).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Merger Agreement are described in the section titled “BCA Proposal—The Merger Agreement” beginning on page 107 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On January 7, 2021, the Company issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transactions, and as discussed below in Item 5.06 of this Current Report on Form 8-K, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the Combined Company after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K (“Report”), or some of the information incorporated herein by reference, contains forward-looking statements. All statements contained in or incorporated by reference into this Report other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk factors” beginning on page 39 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in or incorporated by reference in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in or incorporated by reference in this Report include, but are not limited to, statements about:

•	our expectations regarding our results of operations, financial condition and cash flows;

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage our growth following the Business Combination;

•	our ability to obtain or maintain the listing of our Class A Common Stock and our public warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	the anticipated benefits associated with the use of the Clover Assistant platform, including our ability to utilize the platform to manage medical costs of our members;

•	our expectations regarding the development and expansion of our business;

•	our ability to successfully enter new service markets and manage our operations;

•	our ability to expand our member base and provider network;

•	our ability to increase adoption and use of the Clover Assistant;

•	anticipated trends and challenges in our business and in the markets in which we operate;

•	our ability to develop new features and functionality that meet market needs and achieve market acceptance;

•	our ability to retain and hire necessary employees and staff our operations appropriately;

•	the timing and amount of certain investments in growth;

•	the effect of uncertainties related to the global COVID-19 pandemic on our business, results of operations, and financial condition;

•	our ability to maintain, protect and enhance our intellectual property; and

•	general economic conditions, including the societal and economic impact of the COVID-19 pandemic, and geopolitical uncertainty and instability.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Report or in the documents incorporated by reference in this Report. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

Business

The Company’s business is described in the Proxy Statement/Prospectus in the section titled “Information about Clover” beginning on page 250, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 39, which is incorporated herein by reference.

Financial Information

The condensed financial statements of Clover Health and subsidiaries as of September 30, 2020 (unaudited) and for the nine months period ended September 30, 2019 and September 30, 2020 (unaudited) and the consolidated financial statements of Clover Health and subsidiaries as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-1 and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of SCH and Clover as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 273 in the section titled “Clover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 308 in the section titled “Clover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk,” which is incorporated herein by reference.

Properties

The Company’s facilities are described in the Proxy Statement/Prospectus in the section titled “Information About Clover—Our Facilities” on page 267 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Common Stock of the Company upon the Closing by:

•	each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company upon the Closing;

•	each of the Company’s directors upon the Closing;

•	each of the Company’s named executive officers upon the Closing; and

•	all directors and executive officers of the Company as a group upon the Closing.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Common Stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of the Closing Date and all shares of our Common Stock issuable pursuant to restricted stock units that will vest within 60 days of the Closing Date, are deemed to be outstanding and to be beneficially owned by the person holding the stock options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage ownership of the Common Stock is based on 143,475,108 shares of Class A Common Stock and 260,965,701 shares of Class B Common Stock outstanding as of the Closing Date. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Clover Health Investments, Corp., 725 Cool Springs Blvd, Suite 320, Franklin, Tennessee 37067.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power**
5% Holders
SCH Sponsor III LLC(1)	20,500,000	14.3%	—	—	*
ChaChaCha SPAC C LLC(2)	10,000,000	7.0	—	—	*
Chamath Palihapitiya(1)(2)(3)	30,500,000	21.3	284,891	*	1.2%
Ian Osborne (1)(4)	25,500,000	17.8	—	—	*
Entities affiliated with Vivek Garipalli(5)	—	—	83,584,543	32.0%	30.4
Greenoaks Capital and affiliated entities(6)	—	—	96,331,338	36.9%	35.0
Executive Officers and Directors
Vivek Garipalli(5)	—	—	83,584,543	32.0%	30.4
Andrew Toy(7)	—	—	12,790,323	4.7%	4.4
Gia Lee(7)	—	—	1,144,978	*	*
Chelsea Clinton(7)	—	—	685,690	*	*
Lee Shapiro	—	—	—	*	*
Nat Turner(8)	—	—	2,565,954	1.0%	*
All directors and executive officers as a group (8 individuals)(9)			10,931,019	36.8%	35.0%

*	Less than one percent.
**

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share. For more information about the voting rights of Common Stock, see the section below titled “Description of Registrant’s Securities.”

(1)

Messrs. Palihapitiya and Osborne may be deemed to beneficially own shares held by SCH Sponsor III LLC by virtue of their shared voting and investment control over SCH Sponsor III LLC. The address of SCH Sponsor III LLC is 317 University Ave, Suite 200, Palo Alto, CA 94301.

(2)

Mr. Palihapitiya beneficially owns shares held by ChaChaCha SPAC C LLC by virtue of his voting and investment control over ChaChaCha SPAC C LLC. All shares held by ChaChaCha SPAC C LLC are subject to a pledge in favor of Credit Suisse AG, New York Branch as collateral with respect to a loan agreement. The address of ChaChaCha SPAC C LLC is 317 University Ave, Suite 200, Palo Alto, CA 94301.

(3)

Consists of (i) 20,500,000 shares of Class A common stock held by SCH Sponsor III LLC, (ii) 10,000,000 shares of Class A common stock held by ChaChaCha SPAC C LLC, and (iii) 284,891 shares of Class B common stock held by The Social + Capital Partnership III, L.P. for itself and as nominee for The Social + Capital Partnership Principals Fund III, L.P. (“Social Capital Partnership III”). Mr. Palihapitiya may be deemed to beneficially own the shares held by Social Capital Partnership III by virtue of his shared voting and investment control over Social Capital Partnership III. The address of Mr. Palihapitiya and each of these entities is 317 University Ave, Suite 200, Palo Alto, CA 94301.

(4)

Consists of (i) 20,500,000 shares of Class A common stock held by SCH Sponsor III LLC and (ii) 5,000,000 shares of Class A common stock held by Hedosophia Public Investments Limited. Mr. Osborne serves as a member of the board of directors of Hedosophia Public Investments Limited and as such, has shared voting and dispositive power with respect to the shares held by Hedosophia Public Investments Limited and may be deemed to beneficially own the shares held by Hedosophia Public Investments Limited. The address of Mr. Osborne and SCH Sponsor III LLC is 317 University Ave, Suite 200, Palo Alto, CA 94301 and the address of Hedosophia Public Investments Limited is Trafalgar Court, Les Banques, St Peter Fort, Guernsey G41 3QL.

(5)

Consists of (i) 5,645,934 shares of Class B common stock held by Caesar Ventures, LLC (“Caesar Ventures”), (ii) 2,062,265 shares of Class B common stock held by Caesar Clover, LLC (“Caesar Clover”), (iii) 75,694,143 shares of Class B common stock held by NJ Healthcare Investments, LLC (“NJ Healthcare”), and (iv) 182,201 shares of Class B common stock held by Titus Ventures, LLC (“Titus Ventures”). Mr. Garipalli serves as the sole manager of Caesar Ventures, Caesar Clover, NJ Healthcare and Titus Ventures, respectively. Therefore, Mr. Garipalli may be deemed to share voting power and dispositive power over the shares held by these entities. The address of each of these entities is 11 Colts Gait Lane, Colts Neck, NJ 07722.

(6)

Consists of (i) 4,018,431 shares of Class B common stock held of record by an affiliate of Greenoaks Capital Partners LLC (“Greenoaks Capital”), (ii) 3,085,306 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (iii) 8,678,540 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (iv) 2,716,239 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (v) 12,036,311 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (vi) 26,058,782 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, (vii) 29,803,297 shares of Class B common stock held of record by an affiliate of Greenoaks Capital, and (viii) 9,934,432 shares of Class B common stock held of record by an affiliate of Greenoaks Capital. Benjamin Peretz is a Managing Member of the general partner of each of the entities affiliated with Greenoaks Capital. Therefore, Mr. Peretz may be deemed to share voting power and dispositive power over the shares held by these entities. The principal business address of each of these entities is 535 Pacific Avenue, 4th Floor, San Francisco, California 94133.

(7)	Consists of Class B common stock issuable upon the exercise of options exercisable within 60 days of the Closing Date.
(8)

Consists of 2,565,954 shares of Class B common stock held by Multiple Holdings, LLC. Nat Turner is a partner in Multiple Holdings, LLC and may be deemed to share voting power and dispositive power over the shares held by Multiple Holdings, LLC. The address of Multiple Holdings, LLC is 139 Reade Street, apartment 5A, New York, NY 10013.

(9)	Includes 15,780,522 shares of Class B common stock issuable upon exercise of options exercisable within 60 days of the Closing Date.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the sections titled “Director Election Proposal” beginning on page 174 and “Management of Clover Health Following the Business Combination” beginning on page 308, which information is incorporated herein by reference.

Director Compensation

The compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the sections titled “Executive Compensation—Director Compensation” beginning on page 321 and “Executive Compensation—Non-Employee Director Compensation Policy” beginning on page 321, which information is incorporated herein by reference.

Executive Compensation

The information set forth in Exhibit 99.3 hereto and is incorporated by reference herein.

Certain Relationships and Related Transactions

The information set forth in Exhibit 99.4 hereto and is incorporated by reference herein.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement/Prospectus titled “Information about Clover—Legal Proceedings” beginning on page 267 and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, the SCH’s publicly traded units, Class A ordinary shares and public warrants were listed on the New York Stock Exchange under the symbols “IPOC.U,” “IPOC.” and “IPOC.W,” respectively. The units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security. Upon the Closing, SCH’s ordinary shares, warrants and units ceased trading on the New York Stock Exchange, and the Company’s Class A Common Stock and Warrants were listed on The Nasdaq Global Select Market under the symbols “CLOV,” and “CLOVW,” respectively.

The Company has not paid any cash dividends on shares of its Class A Common Stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors.

Information respecting SCH’s Class  A ordinary shares, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividend Information” on page 38 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in Exhibit 4.5 hereto and is incorporated by reference herein.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth in Item 1.01 of this Report under the section titled “Indemnification Agreements,” which is incorporated herein by reference.

Further information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Clover Health Securities—Limitations on Liability and Indemnification of Officers and Directors” on page 344, which information is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial statements of the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” of this Report under the section titled “Subscription Agreements” is incorporated by reference into this Item 3.02.

The shares of Class A Common Stock issued in the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 7, 2021, the Audit Committee of the Company’s Board of Directors dismissed Marcum LLP (“Marcum”), SCH’s independent registered public accounting firm prior to the Transactions, effective following the completion of the Company’s audit for the year ended December 31, 2020, which consists only of the accounts of SCH, the special purpose acquisition company prior to the Transaction.

The report of Marcum on SCH’s financial statements as of December 31, 2019, and for the period from October 18, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

During the period from October 18, 2019 (inception) through December 31, 2019, and the subsequent period through January 7, 2021, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent period through January 7, 2021.

The Company provided Marcum with a copy of the foregoing disclosures prior to the filing of this Current Report and requested that Marcum furnish a letter addressed to the SEC stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On January 7, 2021, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. EY served as the independent registered public accounting firm of Clover prior to the Transactions.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Report under the sections entitled “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated herein by reference.

Executive Officers and Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each executive officer of SCH ceased serving in such capacities, and Chamath Palihapitiya, Ian Osborne, Jacqueline D. Reses and James Ryans ceased serving on SCH’s board of directors.

Vivek Garipalli, Andrew Toy, Chelsea Clinton, Lee A. Shapiro and Nathaniel S. Turner were appointed as directors of Clover Health, to serve until the end of their respective terms and until their successors are elected and qualified. Vivek Garipalli, Lee A. Shapiro and Nathaniel S. Turner were appointed to serve on Clover Health’s audit committee with Mr. Shapiro serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

Vivek Garipalli was appointed as Clover Health’s Chief Executive Officer, Andrew Toy was appointed as Clover Health’s President and Chief Technology Officer, Joseph Wagner was appointed as Clover Health’s Chief Financial Officer, Gia Lee was appointed as Clover Health’s General Counsel and Secretary, and Jamie L. Reynoso was appointed as Clover Health’s Chief Operating Officer.

Reference is also made to the disclosure in the Proxy Statement/Prospectus in the section titled “Director Election Proposal” beginning on page 174 and “Management of Clover Health Following the Business Combination” beginning on page 308 for biographical information about each of the directors and officers, which disclosure is incorporated herein by reference.

Compensatory Arrangements for Directors

In connection with the Closing, Clover Health’s board of directors approved a compensation program for Clover Health’s non-employee directors who are determined not to be affiliated with Clover Health (the “Non-Employee Director Compensation Policy”). Pursuant to the terms of the Non-Employee Director Compensation Policy, non-employee directors are eligible to receive fixed annual cash retainer fees as well as long-term equity compensation awards for their service on Clover Health’s board of directors. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service. A description of the Non-Employee Director Compensation Policy is included in the Proxy Statement/Prospectus in the section titled “Executive Compensation – Non-Employee Director Compensation Policy” beginning on page 321, which is incorporated herein by reference. The foregoing description of the Non-Employee Director Compensation Policy does not purport to be complete and is qualified in its entirety by the full text of the Non-Employee Director Compensation Policy, which is attached hereto as Exhibit 10.8 to this Report and is incorporated herein by reference.

Compensatory Arrangements for Executive Officers

Equity Awards Under the 2014 Equity Incentive Plan (the “2014 Plan”)

Clover’s board of directors granted the following stock awards under the 2014 Plan, effective immediately prior to the Closing to Mr. Garipalli and Mr. Toy (the “Pre-Closing Founder Grants”).

•

Garipalli Performance-Based Award – Clover granted Mr. Garipalli performance-based RSUs covering 7,164,581 shares of Class B Common Stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service – 20% will vest on each anniversary of the Closing, subject to Mr. Garipalli’s continued service to us as our CEO, Co-CEO or Executive Chairman through each vesting date; and

(2)

Performance – Measured beginning after the first anniversary of the Closing, 50% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days, and the remaining 50% will vest upon our volume-weighted average stock closing price reaching $25 for 90 consecutive calendar days; provided all such vesting occurs within 5 years of the Closing.

•

Toy Performance-Based Award – Clover granted Mr. Toy performance-based RSUs covering 3,582,291 shares of Class B Common Stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service – 20% will vest on each anniversary of the Closing, subject to Mr. Toy’s continued service to us through each vesting date; and

(2)

Performance – Measured beginning after the first anniversary of the Closing, 100% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days; provided such vesting occurs on or within 5 years of the Closing.

In addition, upon a change in control as defined in the 2014 Plan (which did not include the Transactions), the Pre-Closing Founder Grants will fully vest as to their service conditions, and if the per share value in the change in control equals or exceeds the required stock closing price under their performance conditions, the awards will also fully vest as to the applicable performance conditions. Any portion of the awards unvested at the consummation of the change in control will be forfeited. The Pre-Closing Founder Grants are also subject to the terms and conditions of the employment agreements that Mr. Garipalli and Mr. Toy entered into with Clover Health as discussed in the section below entitled “Employment Agreements”

Employment Agreements:

Agreement with Vivek Garipalli

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Garipalli, which was assumed by Clover Health, pursuant to which Mr. Garipalli serves as our Chief Executive Officer and reports directly to our board of directors. Mr. Garipalli’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Garipalli is not initially entitled to an annual base salary or incentive cash bonus, but such cash compensation may be provided to him in the future at the discretion of the board of directors or compensation committee. Mr. Garipalli is eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to his employment agreement, we granted Mr. Garipalli two RSU awards under the Management Incentive Plan, effective as of the date of the Closing, which collectively cover 22,284,655 shares of Class B Common Stock, as described in more detail below (together, the “Garipalli Management Plan RSUs”).

If Mr. Garipalli’s employment is terminated by the company without cause, or by Mr. Garipalli for good reason (each term as defined in his employment agreement) during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan) subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Garipalli will be entitled to receive full accelerated vesting of all his outstanding and unvested equity awards.

For purposes of Mr. Garipalli’s employment agreement:

“Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Mr. Garipalli’s: (i) gross negligence or willful misconduct in the performance of his duties or violation of any written company policy, (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty, misappropriation or other willful misconduct that has caused or is reasonably expected to result in injury to the company, (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the company or while performing his duties, (v) unauthorized use or disclosure of any proprietary information or trade secrets of the company or any party to whom he owes an obligation of nondisclosure from his relationship with the company, or (vi) his material breach of any obligations under any written agreement with the company.

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, provided that a reduction solely by virtue of the company being acquired and made part of a larger entity will not constitute “good reason,” (ii) a material reduction in base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than 10 percent will not be considered material, (iii) a material change in the geographic location of his primary work facility or location, provided, that a relocation of less than 50 miles from his then-present work location will not be considered material, or (v) a material breach by the company of a material provision of his employment agreement.

Agreement with Andrew Toy

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Toy, which was assumed by Clover Health, pursuant to which Mr. Toy serves as our President and Chief Technology Officer and reports directly to Mr. Garipalli. Mr. Toy’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Toy will receive an initial annual base salary of $450,000 and will be eligible to receive an annual cash incentive bonus targeted at 100 percent (100%) of Mr. Toy’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Clover Health and/or individual performance objectives, as determined by the board of directors or compensation committee. Mr. Toy’s annual base salary and cash incentive bonus target percentage may be adjusted in the future at the discretion of the board of directors or compensation committee. Mr. Toy is also eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to the employment agreement, we granted Mr. Toy, an RSU award under the Management Incentive Plan, effective as of the date of the Closing that covers 11,142,328 shares of our Class B Common Stock, as described in more detail below. Mr. Toy will also be eligible for future equity awards from us under the 2020 Plan as determined by the board of directors or the compensation committee in their discretion.

Effective as of the Closing Date, Mr. Toy also received vesting in full of his option granted on February 4, 2020 for 3,669,607 shares of Class B Common Stock (on an as-converted basis) under the 2014 Plan.

If Mr. Toy’s employment is terminated by us without cause, or by Mr. Toy for good reason (each term as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Toy will be entitled to receive the following severance payments and benefits: (i) an amount equal to Mr. Toy’s annual base salary then in effect and (ii) continued health care coverage for 12 months after the termination date. In addition, if Mr. Toy terminates his employment due to the failure to promote him to Chief Executive Officer immediately following the resignation or termination of Mr. Garipalli as our Chief Executive Officer, he will receive full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

However, if either such termination of employment occurs during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan), subject to his execution and non-revocation a general release of claims in our favor and continued compliance with restrictive covenants, then, in addition to any accrued amounts, Mr. Toy instead will be entitled to receive the following severance payments and benefits: (i) an amount equal to one and one-half times Mr. Toy’s annual base salary then in effect, (ii) continued health care coverage for 18 months after the termination date and (iii) full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

In Mr. Toy’s employment agreement, “cause” has the same definition as Mr. Garipalli’s described above. “Good reason,” for purposes of Mr. Toy’s employment agreement is defined as follows:

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) the failure to promote or appoint him, in good faith, to Chief Executive Officer, immediately after the resignation or termination of Mr. Garipalli as Chief Executive Officer, (ii) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, (iii) any change of title (unless to Chief Executive Officer following the resignation of Mr. Garipalli), including a title change related to an acquisition by a larger entity, (iv) a material reduction in his base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than ten percent will not be considered material, (v) any requirement for him to report to a work facility or location other than his home office or required business travel, or (iv) a material breach by the company of a material provision of his employment agreement.

Mr. Garapalli’s and Mr. Toy’s employment agreements both require customary confidentiality, invention assignment and non-solicitation agreements, and include “best pay” provisions under Section 280G of the Code, pursuant to which any parachute payments that become payable to Mr. Garipalli or Mr. Toy will either be paid in full or reduced such that the payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment.

Copies of Mr. Garipalli’s and Mr. Toy’s employment agreements are attached hereto as Exhibit 10.9 and Exhibit 10.10 to this Report and are incorporated herein by reference.

Management Incentive Plan

At the Special Meeting, on January 6, 2021 the shareholders considered and approved the Management Incentive Plan. The Management Incentive Plan was previously approved, subject to shareholder approval, by the board of directors on October 5, 2020.

The Management Incentive Plan is intended to (i) incentivize Mr. Garipalli and Mr. Toy with long-term equity-based compensation to align their interests with our shareholders and (ii) promote the success of our business. The Management Incentive Plan only permits the grant of RSUs to Mr. Garipalli and Mr. Toy in the amounts and pursuant to the terms as described below. Subject to adjustments as set forth in the Management Incentive Plan, the maximum aggregate number of shares of our Class B Common Stock that may be issued under the Management Incentive Plan is 33,426,983. The shares may be authorized, but unissued, or reacquired Class B Common Stock.

The Management Incentive Plan became effective on the date of the Special Meeting and provides for grants of RSU awards to Mr. Garapalli and Mr. Toy.  A description of the Management Incentive Plan is included in the section of the Proxy Statement/Prospectus titled “Management Incentive Plan Proposal ” beginning on page 188 and is incorporated herein by reference. The foregoing description of the Management Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Management Incentive Plan, which is attached hereto as Exhibit 10.6 to this report and incorporated herein by reference.

On January 7, 2021, we made the following grants described below, effective as of the Closing Date, under the Management Incentive Plan:

Garipalli Time-Based Award

Mr. Garipalli received an RSU award (the “Garipalli Time-Based Award”) covering 16,713,491 shares of Class B Common Stock. The Garipalli Time-Based Award shall become vested as to twenty percent (20%) of the RSUs subject to the Garipalli Time-Based Award on each of the first five (5) anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

Garipalli Performance-Based Award

Mr. Garipalli received an RSU award (the, “Garipalli Performance-Based Award”) covering 5,571,164 shares of Class B Common Stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Garipalli Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each service-based vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold of $30, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Toy Performance-Based Award

Mr. Toy received an RSU award (the “Toy Performance-Based Award”) covering 11,142,328 shares of Class B Common Stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Toy Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Toy’s continuous service as a service provider to Clover Health through each service-based vesting date. Except as set forth in Mr. Toy’s employment agreement with us, if Mr. Toy is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold broken out into two equal tranches as set forth in the below table, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Tranche	Number of Shares of Class B Common Stock	Stock Price Hurdle
1	5,571,164	$25
2	5,571,164	$30

General Terms

Each of the Garipalli Performance-Based Award and the Toy Performance-Based Award (collectively, the “Performance-Based Awards”) also include the following general terms:

•

The performance requirement must be satisfied within five (5) years of the Closing Date (the “Performance Deadline”). Any portion of a Performance-Based Award that is unvested as of the Performance Deadline will be forfeited for no consideration.

•

Upon a change in control (as defined in the Management Incentive Plan), if the per share value in the change in control is above the stock price hurdle set forth in the above table or, if the stock price hurdle was satisfied at any time prior to a change in control, then that tranche will vest in connection with the change in control. Any portion of a Performance-Based Award that is unvested as of the consummation of such change in control will be forfeited for no consideration. For the avoidance of doubt, the transaction contemplated by the Merger Agreement, shall not constitute a change in control for purposes of these Performance-Based Awards.

2020 Equity Incentive Plan

As previously disclosed, at the Special Meeting, on January 6, 2021, the shareholders considered and approved the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan (the “2020 Plan”) was previously approved, subject to shareholder approval, by the board of directors on October 5, 2020. The 2020 Plan became effective on the date of the Special Meeting.

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs, and stock bonus awards. Subject to adjustments as set forth in the 2020 Plan, the maximum aggregate number of shares of our Class A Common Stock that may be issued under the 2020 Plan is 30,641,401. The shares may be authorized, but unissued, or reacquired Class A Common Stock. Furthermore, subject to adjustments as set forth in the 2020 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2020 Plan pursuant to incentive stock options exceed the number set forth above. The number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lessor of (i) seven percent (7%) of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the board of directors; provided that for each fiscal year beginning with the 2025 fiscal year through the fiscal year that includes the expiration date of the 2020 Plan, each such increase shall be reduced to the lessor of five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year or such number of shares determined by our board of directors.

A description of the 2020 Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Equity Incentive Plan Proposal” beginning on page 178, which is incorporated herein by reference. The foregoing description of the 2020 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the 2020 Equity Incentive Plan and the related forms of award agreements under the 2020 Equity Incentive Plan, which are attached hereto as Exhibit 10.4 to this report and incorporated herein by reference.

2020 Employee Stock Purchase Plan

As previously disclosed, at the Special Meeting, on January 6, 2021, the stockholders of the Company considered and approved the 2020 Employee Stock Purchase Plan (“ESPP”). The ESPP was previously approved, subject to stockholder approval, by the board of directors on October 5, 2020. The 2020 Employee Stock Purchase Plan became effective on the date of the Special Meeting.

The ESPP provides a means by which eligible employees and/or eligible service providers of either Clover Health or designated related corporations and affiliates may be given an opportunity to purchase shares of our Class A Common Stock. Subject to adjustments as provided in the ESPP, the maximum number of shares of our Class A Common Stock that may be issued under the ESPP will not exceed 2,785,582, plus the number of shares of our Class A Common Stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2030 fiscal year in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of our Class A Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) such number of shares of our Class A Common Stock as determined by the ESPP Administrator; provided that the maximum number of shares of our Class A Common Stock reserved under the ESPP shall not exceed 10% of the total outstanding capital stock of the combined company (inclusive of the shares reserved under the ESPP) as of the Closing Date on an as-converted basis. Notwithstanding the foregoing, the ESPP Administrator may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of our Class A Common Stock than would otherwise occur pursuant to the preceding sentence. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of our Class A Common Stock not purchased under such purchase right will again become available for issuance under the ESPP.

A description of the ESPP is included in the Proxy Statement/Prospectus in the section titled “ESPP Proposal” beginning on page 196, which is incorporated herein by reference. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Executive Incentive Bonus Plan

On January 7, 2021, our board of directors approved the Executive Incentive Bonus Plan (the “Bonus Plan”), the purpose of which is to motivate and reward eligible officers and employees of Clover Health, including the named executive officers, for their contributions toward the achievement of certain performance goals through cash incentive awards.

A description of the Bonus Plan is included in the Proxy Statement/Prospectus in the section titled “Executive Compensation” beginning on page 314, which is incorporated herein by reference. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Domestication, SCH filed a Certificate of Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware, and SCH’s Bylaws came into effect upon such filing. At Closing, such Certificate of Incorporation and Bylaws were amended and restated to reflect the Company’s change in name to “Clover Health Investments, Corp.”, the material terms of which and the general effect upon the rights of holders of SCH’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Domestication Proposal” beginning on page 157 and “Organizational Documents Proposals” beginning on page 160, which are incorporated by reference herein.

The disclosures set forth under the “Introductory Note” and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and 3.2 to this Report and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, SCH ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “BCA Proposal” beginning on page 107 and “Domestication Proposal” beginning on page 157, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 to this Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The condensed financial statements of Clover Health and subsidiaries as of September 30, 2020 (unaudited) and for the nine months period ended September 30, 2019 and September 30, 2020 (unaudited) and the consolidated financial statements of Clover Health and subsidiaries as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-1 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of SCH and Clover as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference

(d) List of Exhibits.

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

2.1†	Agreement and Plan of Merger, dated as of October 5, 2020, by and among the Registrant, Asclepius Merger Sub Inc. and Clover Health Investments, Corp.	8-K	001-39252	2.1	10/6/2020

2.1(a)	Amendment to the Agreement and Plan of Merger, dated as of December 8, 2020	8-K	001-39252	2.1	12/10/2020

3.1	Amended and Restated Certificate of Incorporation of the Registrant					X

3.2	Amended and Restated Bylaws of the Registrant					X

4.1	Warrant Agreement, dated April 21, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39252	4.1	4/24/2020

4.3	Specimen Class A Common Stock Certificate of the Registrant	S-4/A	333-249558	4.5	11/20/2020

4.4	Specimen Class B Common Stock Certificate of the Registrant	S-4/A	333-249558	4.6	11/20/2020

4.5	Description of Registrant’s Securities					X

10.1	Amended and Restated Registration Rights Agreement, dated as of January 7, 2021, by and among the Registrant, SCH Sponsor III LLC, certain former stockholders of Clover Health Investments, Corp., Dr. James Ryans, Jacqueline D. Reses and the other parties thereto					X

10.2+	Form of Indemnification Agreement					X

10.3+	Amended and Restated 2014 Equity Incentive Plan, and forms of agreement thereunder					X

10.4+	2020 Equity Incentive Plan, and forms of agreement thereunder					X

10.5+	2020 Employee Stock Purchase Plan					X

10.6+	Management Incentive Plan, and forms of agreement thereunder					X

10.7+	Executive Incentive Bonus Plan					X

10.8+	Non-Employee Director Compensation Policy					X

10.9+	Employment Agreement dated as of December 31, 2020, by and between the Registrant and Vivek Garipalli					X

10.10+	Employment Agreement dated as of December 31, 2020, by and between the Registrant and Andrew Toy					X

10.11+	Offer Letter dated as of December 20, 2018, by and between the Registrant and Gia Lee					X

16.1	Letter from Marcum LLP to the Securities and Exchange Commission					X

21.1	List of Subsidiaries					X

99.1	Unaudited pro forma condensed combined financial information of Social Captial Hedosophia Holdings Corp. III and Clover Health Investments, Corp. as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020					X

99.2	Press Release dated January 7, 2021					X

99.3	Executive Compensation					X

99.4	Certain Relationships and Related Transactions					X

†

Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

+	Indicates a management contract or compensatory plan, contract or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date: January 12, 2021	/s/ Joseph Wagner
	Name:	Joseph Wagner
	Title:	Chief Financial Officer

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